Exhibit 10.1

FIFTH AMENDMENT TO SALES CONTRACT

THIS FIFTH AMENDMENT TO SALES CONTRACT ( the “Amendment”) is made and entered into as of the 22nd day of October, 2012 by and between NORTHRIDGE PARKWAY, LLC, a Georgia limited liability company (hereinafter referred to as the “Seller”), and ROBERTS PROPERTIES, INC., a Georgia corporation (hereinafter referred to as the “Purchaser”).

W I T N E S S E T H  T H A T:

WHEREAS, Seller and Purchaser entered into that certain Sales Contract dated June 30, 2011 with respect to the sale by the Seller to the Purchaser of approximately 13.012 acres of real property located on Northridge Parkway, Fulton County, Georgia, which Sales Contract was amended by that certain First Amendment to Sales Contract dated as of October 31, 2011 and by that certain Second Amendment to Sales Contract dated as of December 19, 2011 and, as assigned to Northridge Parkway, LLC, by that certain Assignment and Assumption of Sales Contract dated as of February 21, 2012, and as further amended by that certain Third Amendment to Sales Contract dated as of March 26, 2012 and by that certain Fourth Amendment to Sales Contract dated as of June 25, 2012 (hereinafter collectively referred to as the “Sales Contract”); and

WHEREAS, Seller and Purchaser are mutually desirous of entering into this Amendment to amend certain terms and provisions of the Sales Contract only as hereinafter specifically set forth;

NOW, THEREFORE, for and in consideration of the premises, Ten Dollars ($10.00) in hand paid by Purchaser to Seller, and other good and valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged by the parties hereto prior to the execution, sealing and delivery of this Amendment, the parties hereto, intending to be legally bound, hereby agree as follows:

1.                                 The foregoing recital of facts is hereby incorporated herein to the same extent as if hereinafter fully set forth.  All capitalized words and phrases used in this Amendment shall have the meanings ascribed to them in the Sales Contract, unless specified herein to the contrary.

2.                                 The Sales Contract is hereby amended by deleting in its entirety the first sentence of Section VI A of the Sales Contract, and by substituting in lieu thereof the following:

“The consummation of the transaction contemplated herein shall take place at the offices of Holt, Ney, Zatcoff & Wasserman, Atlanta, Georgia commencing at 10:00 A.M. on any business day specified by Purchaser in a notice given to Seller at least three (3) days prior to the specified business day, which business day is on or before January 31, 2013.”

3.                                 This Amendment may be executed in multiple counterparts, each of which shall be an original and all of which together shall constitute one and the same agreement.  It shall not be necessary that each party execute each counterpart, or that any one counterpart be executed by more than one party, so long as each party executes at least one counterpart.

4.                                 Except as herein amended, the Sales Contract shall remain in full force and effect and unamended.  This Amendment shall be binding upon Seller and Purchaser and their respective successors and assigns.

IN WITNESS WHEREOF, Seller and Purchaser have caused this Amendment to be duly executed and delivered the day and year first above written.

SELLER:

NORTHRIDGE PARKWAY, LLC, a Georgia limited liability company

By:	Roberts Properties Residential, L.P., a Georgia limited partnership, its sole manager

By:	Roberts Realty Investors, Inc., a Georgia corporation, its general partner

	By:	/s/ Charles R. Elliott
Charles R. Elliott
Chief Financial Officer

PURCHASER:

ROBERTS PROPERTIES, INC., a Georgia corporation

By:	/s/ Anthony Shurtz
Anthony Shurtz, Chief Financial Officer